Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Smartsheet Inc. of our report dated April 1, 2019 relating to the consolidated financial statements, which appears in Smartsheet Inc.’s Annual Report on Form 10‑K for the year ended January 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
June 10, 2019